Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of BG Staffing, Inc. and Subsidiaries of our report dated February 15, 2013, relating to the consolidated financial statements of InStaff Holding Corporation as of and for the years ended December 31, 2012 and 2011, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
December 19, 2014